<u>**SHARE ISSUANCE SETTLEMENT AGREEMENT**</u>

This Share Issuance Settlement Agreement (the "**Agreement**") is made as of September 22, 2021 between **Spartan Capital Securities, LLC** ("**Spartan**"), and **Bright Mountain Media, Inc.** (the "**Company**"). The Company and Spartan are collectively herein referred to as the "**Parties.**"

WITNESSETH

WHEREAS, Spartan and the Company are parties to that certain Placement Agent Agreement dated November 14, 2019 (the "**Placement Agent Agreement**") pursuant to which the Company agreed to file an application to list its Common Stock on the NYSE American Exchange (the "**Exchange**") within sixty (60) days after the Company's receipt of at least $1,500,000 of net proceeds from the offering (the "**Offering**") contemplated by the Placement Agent Agreement (the "**Listing Application Deadline**");

WHEREAS, the Placement Agent Agreement provided that if the Company did not file the listing application by the Listing Application Deadline or did not obtain listing approval from the Exchange within 120 days from the Listing Application Deadline the Company would issue to each investor in the Offering (each a "**Private Placement Investor**") one (1) additional share of Common Stock for each Unit purchased by such investor in the Offering; provided that if listing approval was not obtained by the Listing Approval Deadline, the Listing Approval Deadline would be extended for so long and to the extent that the Company can demonstrate to Spartan's reasonable satisfaction that it has used and is continuing to use good faith efforts to obtain listing approval;

WHEREAS, in order to avoid protracted and expensive litigation as to whether the Company is obliged to issue shares to the Private Placement Investors, and without admitting or denying that it has any such obligation, the Company has agreed to issue shares of Common Stock to the Private Placement Investors;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the Parties agree as follows:

1. <u>Issuance of Shares</u>. Within five (5) business days of the date of this Agreement, the Company shall cause its transfer agent to issue an aggregate of 10,398,700 shares of its Common Stock (the "**Shares**") by book entry registrations to the Private Placement Investors in the names and denominations set forth on Schedule A hereto.

2. <u>Release</u>. Effective upon the issuance of the Shares to the Private Placement Investors, Spartan does hereby release the Company from any further obligations under Section 6(a)(vi) of the Placement Agent Agreement and Spartan further acknowledges and agrees that it has no current claims against the Company ..

3. <u>Restricted Securities</u>. Spartan acknowledges that the Shares will be "restricted securities" as that term is defined in the Securities Act of 1933, as amended (the "**Securities Act**"), and the certificate representing the shares will bear a restrictive legend indicating that the Shares may not be disposed of except in compliance with the Securities Act and applicable state securities laws.

4. <u>Further Assurances</u>. Except as otherwise expressly provided in this Agreement each party shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the transactions contemplated by this Agreement. If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement , each party shall use commercially reasonable efforts to cooperate in all respects with the other party, to contest and resist any such action or proceeding and to have vacated, lifted,

reversed or overturned any order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement .

5. Notices. Any notice consent, authorization of other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by fax, three days after being mailed by first class mail, or one day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, as the following address or fax number (or such other address or fax number as shall hereafter be specified by such party by like notice):

a. *If to the Company,*

Bright Mountain Media, Inc.
6400 Congress Avenue, Suite 2050
Boca Raton, Florida 33487
Attn: W. Kip Speyer
Telephone: (561) 998-2440

b. *If to Spartan.*

Spartan Capital Securities, LLC
45 Broadway
New York, New York 10006
Attn: John Lowry
Telephone: (212) 293-0123

6. Counterparts. This Agreement may be executed in one or more counterparts each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument. Facsimile signatures shall be treated as original signatures.

7. Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, the remainder of this Agreement shall continue in full force and effect.

8. Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

9. Waiver. A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

10. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the specific matters contained herein, and this Agreement has no bearing or effect on any prior agreements entered into by the Parties. This Agreement may be modified or amended only in writing signed by the Parties. The descriptive headings of each numbered section of this Agreement are for convenience only and are not for use in the construction and/or interpretation of this Agreement.

11. Applicable Law. This Agreement shall be deemed to have been made in the State of Florida and shall be construed and governed in accordance with the laws of the State of Florida without regard to the conflicts of laws rules of such jurisdiction. The parties hereby irrevocably consent to the jurisdiction of the courts located in the State of Florida

IN WITNESS WHEREOF, the Parties have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Spartan Capital Securities, LLC

By:______________________________
John Lowry Chief Executive Officer

Bright Mountain Media, Inc.

By:______________________________
W. Kip Speyer, Chief Executive Officer

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